Investor Presentation October 26, 2020 NASDAQ: CATC Parent of Cambridge Trust Company EX: 99.1

Forward Looking Statements and Non-GAAP Measures Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, the impact of any laws or regulations applicable to the Company, and measures being taken in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the current global economic uncertainty and economic conditions being less favorable than expected, disruptions to the credit and financial markets, changes in the Company’s accounting policies or in accounting standards, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence, actions governments, businesses and individuals take in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, challenges from the integration of the Company and Optima and Wellesley resulting in the combined business not operating as effectively as expected, disruptions in the Company’s ability to access the capital markets, the cost savings of the merger with Wellesley may not be fully realized or may take longer to realize than expected, operating costs, customer loss and business disruption following the Wellesley merger, including adverse effects on relationships with employees, may be greater than expected, and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2019, which the Company filed on March 16, 2020. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements. This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, and return on average assets, return on tangible common equity, and efficiency ratio on an operating basis. Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger, acquisition, and capital raise expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), analysis of return on average assets and return on tangible common equity on an operating basis and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non operating expenses and total revenue adjusted for gain/loss on disposition of investment securities). The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on tangible common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating diluted earnings per share, tangible book value per share, the tangible common equity ratio, and return on average assets, return on average equity, and efficiency ratio on an operating basis are not necessarily comparable to non-GAAP performance measures which may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

Company Profile Banking subsidiary: Cambridge Trust Company (1890) Commercially-Oriented Private Bank Headquarters: Harvard Square, Cambridge, MA Client Wealth Assets: $3.9 billion Banking Assets: $4.0 billion Gross Loans: $3.3 billion Total Deposits: $3.3 billion Non interest income: 25% of revenue NASDAQ: CATC Market Cap: $443 million* As of September 30, 2020 *Market Cap is as of October 22 ,2020

Targeted Operating Model A local bank offering a broad range of integrated banking and Wealth Management capabilities Technology-enabled client centric operating model Relationship management with “One Bank” team approach Client Relationship Manager Wealth Management Business Banking Services Wealth Management Financial Planning Trust Deposit Management Residential Mortgages Commercial Services

Why Cambridge Bancorp? Private Banking business model with diversified fee revenue through wealth management focus Market of operations offer significant long term growth prospects Low cost core deposit base Demonstrated strong financial performance Expanding commercial services Financially and strategically attractive acquisitions Excellent asset quality track record Pro-active COVID-19 management Experienced management team

Private Banking Business Model

Client Wealth Management Assets 0.79% AUM Fee 0.80% AUM Fee 0.81% AUM Fee 0.84% AUM Fee 0.83% AUM Fee Listed as the 19th largest Independent Investment Advisor in Massachusetts by the Boston Business Journal in 2020. Dollars in millions

5-Year CAGR (through 2019) +8.1% Dollars in millions Wealth Management Revenue 0.79% AUM Fee 0.80% AUM Fee 0.81% AUM Fee 0.84% AUM Fee 0.81% AUM Fee AUM Fee represents the weighted average fee on Assets Under Management *YTD 2020 is through September 30, 2020

Net Client Flows * Two clients make up approximately 93% of the net outflows in 2018 * * Acquired in our merger with Wellesley Bancorp. Inc. FY 2015 FY 2016 FY 2017 FY 2018 * FY 2019 YTD Sep 2020 Starting AUM $2,290 $2,329 $2,573 $2,971 $2,760 $3,287 Acquired AUM** 339 Net Flows 7 194 74 (176) (5) (17) Appreciation & Income Net of Fees 32 50 324 (35) 532 182 Ending AUM $2,329 $2,573 $2,971 $2,760 $3,287 $3,791 Custody Assets 120 116 115 117 165 157 Total WM Assets $2,449 $2,689 $3,086 $2,877 $3,453 $3,948 Dollars In millions

Dynamic & Affluent Markets of Operation

Geographic Footprint Source: S&P Global Market Intelligence; Branch data as of 6/30/2020 Boston Cambridge Lexington Concord Weston Wellesley Needham Newton CATC Branches (22) CATC Wealth Offices (4) Portsmouth Dover Concord Manchester Hampton Exeter CATC Branches (22) CATC Wealth Offices (5) Portsmouth Concord Manchester Dover Exeter Hampton Concord Lexington Cambridge Boston Weston Wellesley Needham Newton

Market Characteristics 1: Source: S&P Global Market Intelligence as of 2020, and Bureau of Labor Statistics as of August 2020 Unemployment Rate 1 Median Household Income ($000s) 1 Proj. Household Income Change (’21 – ’26) 1 Wealth Management capability is well-suited to the highly affluent Boston and southern New Hampshire markets Healthcare, education, professional service firms and innovation companies support the diverse local economies of Boston and southern New Hampshire Cambridge Trust’s private banking model caters to entrepreneurial local communities

Low Cost Core Deposits

Deposit Profile Historical Total Deposits ($M) Historical Non-Interest Bearing Deposits ($M) Deposit Composition Total Deposits $3.3 billion Q3 2020 Avg. Cost of Deposits 0.16% September 30, 2020 Spot Cost of Deposits: 0.17% 5.75-Year CAGR (through 2020) +16.7%

Historical Cost of Deposits The Increase in 2019 reflects the inclusion of the merger with Optima Bank & Trust on April 17th 2019. Q2 2020 reflects the inclusion of the merger with Wellesley Bancorp Inc. on June 1, 2020. September 30, 2020 Spot Cost of Deposits: 0.17%

Strong Financial Performance

Strong Financial Performance Operating Net Income and Operating Diluted Earnings Per Share 5-Year EPS CAGR (through 2019) +10.4% In dollars *Operating Net Income and Operating Diluted EPS are adjusted to exclude merger related, and other non operating expenses in 2018, 2019, and 2020 as well as a tax charge in 2017, See Appendix for GAAP to Non-GAAP reconciliation. YTD 2020 is through September 30, 2020. Dollars in millions

Q3 2020 Performance Highlights 1 - Operating Net Income, Operating Diluted EPS, Operating Pre Tax Pre Provision (“PTPP”) Income, Operating PTPP ROAA, Operating Return on Average Assets, and Operating Return on Average Tangible Common Equity are adjusted for merger related and other non operating expenses in 2019 and 2020. See Appendix for GAAP – Non-GAAP reconciliations

Dollars in millions 25% of Revenue 5-Year CAGR (through 2019) +8.3% $28.7 Non-Interest Income – Diversified Revenue Source *YTD 2020 is through September 30, 2020

Net Interest Margin* * Annualized on a fully taxable equivalent basis using a tax rate of 21% for 2018 – 2020, and 35% for 2015-2017 ** Net Interest Margin in Q2 & Q3 2020 is adjusted for the impact of merger related loan accretion, see appendix.

Strong Capital Position & Growing Book Value As of September 30, 2020 Tangible Common Equity % to Tangible Assets and Tangible Book Value Per Share are non-GAAP measures. See Appendix for GAAP – Non-GAAP reconciliations 5.75-Year CAGR (through 2020) +9.7%

Dollars in millions 5.75 - Year Loans CAGR (through 2020) +21.3% Total Assets and Loans * 2019 and 2020 include acquired balances from Optima Bank & Trust Company, and Wellesley Bancorp, Inc., respectively.

Expanding Commercial Services

Historical Commercial Loan Portfolio Dollars in millions * Commercial & Industrial excludes PPP Loans

Commercial Banking Highlights Business Deposits represented 47% of total deposits with a weighted average cost of deposit of 0.12% as of September 30, 2020 Continuing to invest in Innovation Banking: Dedicated team focused on the financial needs of growth stage companies operating in greater Boston Focused on continued diversification of the commercial portfolio into Commercial & Industrial Dedicated and centralized credit risk management function

Financially & Strategically Attractive Mergers

Overview of Merger with Wellesley Bancorp, Inc. Transaction Overview Transaction Rationale Strategic combination with a familiar institution sharing a similar business model will provide additional scale in the dynamic and affluent greater Boston market Compelling in-market merger limits integration risk Expanded client base, enhanced scale, and simultaneous capital raise will position the combined company for long term growth Cultural compatibility highlighted by a conservative banking approach Boston MSA Branch Footprint (1) Based on closing price on 6/1/2020 (2) As of 6/1/2020 at fair value, unless otherwise noted (3) As announced on 12/5/2019 Wellesley Profile (2) CATC MA Branches (10) CATC MA Wealth Offices (1) WEBK Branches (6) Boston Cambridge Lexington Concord Weston Wellesley Needham Newton (4) Wellesley Bancorp, Inc. information for Fiscal Year 2019

Overview of Merger with Optima Bank & Trust Transaction Overview Transaction Rationale Provided established commercial banking franchise to complement Cambridge Trust’s presence in the attractive and familiar southern New Hampshire market Provides a platform for future growth of banking and wealth management services in southern New Hampshire, a market in which CATC has operated since 1996. Expanded client base and enhanced scale will position the combined company for long term growth Cultural compatibility highlighted by a conservative banking approach Boston MSA Branch Footprint (1) Based on closing price on 4/17/2019 (2) As of 4/17/2019 at fair value, unless otherwise noted (3) As announced on 12/5/2018 Optima Profile (2) Optima Bank & Trust Branches (6) Wealth Management Offices (3) (4) Optima Bank & Trust information for Fiscal Year 2018

Asset Quality & Allowance for Credit Losses

Asset Quality Highlights NPLs / Loans (%) Reserves / Loans (%) (1) Annualized NCOs / Average Loans (%) NPAs / Assets (%) 12.75 year average NCOs of 0.02% The Company adopted CECL in Q1 2020. As a result of the COVID-19 pandemic, the Company increased the allowance for credit losses in 2020. *The Reserve to Loan level in 2020 excludes PPP Loans. *

Allowance for Credit Losses (ACL)

Dollars in millions

Allowance for Credit Losses:



$44
$39
$34
$29
$24
$19
$14
$9
$4
Q1 & Q2 2020
Q3 2020
0.82 %
$18.2
$0.2
$8.3
$0.4
-$0.4
$0.9
$6.4
1.08 %*
$34.0
-$0.2
-$0.7
$2.8
1.16 %*
$35.9
Q4 2019
CECL Adoption
Acquired Loans
PCD
Net Charge Offs
Growth/Mix
COVID-19
Q2 2020
Net Charge Offs
Growth/Mix
COVID-19
Q3 2020

Commercial Loans ACL Ratio Q3: 1.35%*

Consumer Loans ACL Ratio Q3: 0.95%

ACL Key Attributes:



1.2%
37.0%
61.8%
Quantitative
Qualitative
PCD

- Starting Unemployment Rate: 8.4%
- Forecast Period: 2 Quarters
- Reversion Period 2 Quarters
- Ending Unemployment Rate 6.7%

Key Methodology Attributes:

- Sophisticated model uses loan level probability of default loss given default discounted cash-flows as the primary basis for the quantitative loss estimation.
- Methodology includes the impact of the merger with Wellesley Bancorp, Inc. which required the company to de-recognize the ALLL from the acquired entity and re-recognize an ACL for the acquired portfolio based on second quarter CECL assumptions.
- Unemployment assumptions used within the quantitative model reflect forward looking estimates from multiple sources including the Federal Reserve, Bloomberg and Moody's, among others.
- The pace of the recovery and unemployment forecasts remain "extraordinarily uncertain" and we expect to reevaluate our estimates and period of forecast/reversion quarterly.

CAMBRIDGE BANCORP

31

* ACL Ratio excludes PPP Loans

Loan Portfolio Details

Total Loan Portfolio $3.3B outstanding as of September 30, 2020 54.6% Commercial 45.4% Consumer 3.76% Q3 2020 average yield excluding fair value accretion

COVID-19 Loan Deferrals Commercial Deferrals by Sector/Industry * Deferrals by Loan Type Deferrals by Loan Category as of September 30, 2020 Loan Category Portfolio Total # of Loans * P&I * Interest Only * Total * % of Total Residential Mortgage $1,343,815 86 $38,083 - $38,083 2.8% Commercial Mortgage 1,364,387 27 28,751 27,676 56,427 4.1% Home Equity 108,343 5 827 - 827 0.8% Commercial & Industrial 428,024 22 5,673 3,114 8,787 2.1% Consumer 39,717 - - - - - Total $3,284,286 140 $73,334 $30,790 $104,124 3.2% Dollars in thousands * Loan deferrals do not include loans that are part of Small Business Administration programs Type of Loan # of Loans Total % of Total Commercial 143 $120,111 6.6% Consumer 132 54,534 3.6% Total 275 $174,645 5.2% Type of Loan # of Loans Total % of Total Commercial 49 $65,214 3.6% Consumer 91 38,910 2.6% Total 140 $104,124 3.2% As of September 30, 2020 As of June 30, 2020

COVID-19 Loan Deferrals Continued Note: Consumer Loans were generally granted 6 month deferral periods in connection with state requirements and as such most are still within the initial deferral period as of September 30th 2020.

Paycheck Protection Program (PPP) PPP Loan Detail as of September 30, 2020 Total # of Loans % of count % of amount below $100K $19,613 476 53% 10% $100K to $500k 67,040 318 36% 35% $500K to $1 million 38,717 58 7% 20% above $1 million 68,396 40 4% 35% Total $193,766 892 Deferred costs net of unearned fees (3,851) Total net of unearned fees $189,915 Dollars in thousands We have processed almost 900 PPP loans for clients As of October 8, 2020, we have submitted 157 applications totaling $32M to the SBA for forgiveness.

By Industry Industry breakout excludes PPP loans Commercial & Industrial Loan Portfolio By Geography Portfolio Details: $428M outstanding as of September 30, 2020; $239M outstanding excluding PPP loans 1,453 total loans including PPP loans; 561 total loans excluding PPP loans $298k average loan including PPP loans; $425k average loan excluding PPP loans

By Sector Commercial Real Estate Loan Portfolio By Geography Portfolio Details: $1.4B outstanding as of September 30, 2020 917 total loans $1.5M average loan size

Consumer Loan Portfolio $1.5B outstanding as of September 30, 2020 Note: The Weighted Avg. LTV calculation only includes one collateral property value for loans with multiple collateral, and excludes loans with a zero balance.

Strong Liquidity Position Total access to funds of $1.8B As of September 30, 2020 Dollars in millions

Experienced Management Team

Management Team Profile

Name	Title	Joined CATC	Years in Industry	Previous Experience
Denis K. Sheahan	Chairman & CEO	2015	30+	Mr. Sheahan previously spent 19 years at Independent Bank Corp. and Rockland Trust in various capacities including Chief Operating Officer and Chief Financial Officer.
Thomas J. Fontaine	Chief Banking Officer	2020	30+	Mr. Fontaine joined Cambridge as Chief Banking Officer following the merger with Wellesley Bancorp, Inc. Mr. Fontaine had served as Chairman, Chief Executive Officer and President of Wellesley since 2009.
Daniel R. Morrison	CEO New Hampshire Market	2019	35+	Mr. Morrison joined Cambridge as CEO of Cambridge Trust New Hampshire following the merger with Optima Bank and Trust Company. Mr. Morrison had served as Chairman, President and Chief Executive Officer of Optima since 2006.
Mark D. Thompson	President	2017	35+	Mr. Thompson previously spent 22 years at Boston Private Bank in various capacities including Chief Executive Officer. Prior to joining Boston Private Bank, Mr. Thompson was an Executive Vice President and a founding officer at Wainwright Bank & Trust Company.
Michael F. Carotenuto, CPA	CFO, Treasurer & Corporate Secretary	2016	10+	Mr. Carotenuto previously served as SVP at Belmont Savings Bank. Prior to that, Mr. Carotenuto worked at People's United Financial, Inc. and Ernst & Young, LLP.
Martin B. Millane	Chief Lending Officer	2004	25+	Prior to joining Cambridge Trust, Mr. Millane was an SVP in Commercial Lending at Century Bank.
Jennifer A. Pline	Head of Wealth Management	2017	35+	Ms. Pline previously worked as Managing Director, Chief Trusts & Gifts Officer at Harvard Management Company. Prior to that, Ms. Pline worked at Standish Mellon Asset Management as the Director of Client Services and was a Vice President at Standish, Ayer & Wood, Inc.
Kerri Mooney	Director of Banking Offices	2018	20+	Ms. Mooney previously worked as the Director of Branches for HarborOne Bank. Prior to that, she was First Vice President and District Manager at Rockland Trust where she led Rockland Trust's Greater Boston Banking Offices.
John J. Sullivan	Director of Consumer Lending	2018	35+	Mr. Sullivan previously was a member of the Boston Private Executive Leadership Committee and served as EVP, Residential Lending, and EVP, Wealth Management and Trust at Boston Private.

CAMBRIDGE BANCORP 42

Recent Strategic Progress Generated record operating earnings in 2019 Completed merger with Wellesley Bancorp on June 1, 2020 Expands the company’s presence in Greater Boston with the addition of 6 banking office locations in Norfolk, Middlesex and Suffolk Counties Systems conversion successfully completed in October of 2020 Supported clients & communities during the pandemic which included $189M in PPP Lending Completed merger with Optima Bank & Trust on April 17, 2019 Addition of 6 banking office locations in New Hampshire to complement over $1 billion of Wealth Management assets in this important market Named the 19th Largest Independent Investment Advisor in Massachusetts (according to Boston Business Journal) Named as one of the regions top corporate charitable contributors (according to Boston Business Journal) Increased resources to support expansion of business development initiatives

Strategic Focus Near Term Priorities: COVID 19 - Focused on our team, clients, community support and risk management Merger Integration Continuing Priorities: Leverage private banking model in highly attractive markets Increase brand awareness Expand Wealth Management assets under management Grow and diversify Commercial Banking opportunities & relationships Expand client base & deepen existing relationships to grow deposit base

Stock Performance & Dividend

Stock Price Performance Source:  S&P Global Market Intelligence © 2020 as of October 22, 2020 CATC Long Term

Dividends Declared Per Share 21 years of increased dividends (1999 – 2020)

Why Cambridge Bancorp? Business Model Focused private banking business model Attractive geographic markets Affluent client base Expanding commercial services Investing for future growth Culture Client-centric service culture Loyal client base Experienced, conservative leadership Commitment to our community Performance Consistently profitable Strong returns Core deposit funded Well-capitalized Credit Strong asset quality Sound underwriting acumen and risk management practices Continued focus on client service while investing for growth

Appendix

Appendix- Organic Loan and Deposit Growth Table * PPP Loans are included within Commercial & Industrial Dollars In thousands

Appendix- Merger related Fair Market Value Adjustments The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to recorded carrying values may be required.

Net Interest Income (NII) Sensitivity (As of September 30, 2020) Appendix: Interest Rate Risk Profile

Appendix: GAAP to Non-GAAP Reconciliations

Appendix – GAAP to Non-GAAP Reconciliations The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. (1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

Appendix – GAAP to Non-GAAP Reconciliations

Appendix – GAAP to Non-GAAP Reconciliations (1) The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income. (2) Operating efficiency ratio represents operating expense as a percentage of operating income. (3) Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity. (4) Operating return on average assets represents operating net income as a percentage of average assets.

Appendix – Q2 & Q3 2020 Net Interest Margin Adjustment

Cambridge Bancorp Parent of Cambridge Trust Company Denis K. Sheahan Chairman and Chief Executive Officer 617-441-1533 Michael F. Carotenuto Senior Vice President and Chief Financial Officer 617-520-5520